MANAS Petroleum Corp.

MANAS Petroleum Corp.
Bannhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

CONSULTING FRAME CONTRACT

As of March 26, 2009

between

"MANAS PETROLEUM CORP."
("Manas")

and

PETER MARK VOGEL

("Consultant")

together „parties"

Contents

Overview

This frame contract describes the provision of services resulting in deliverables provided by the consultant for the company.

Integral part of the contract is task orders. A template is provided in the annex. If there is a discrepancy between this contact and the task order signed, this contract is to be used.

Deliverables

Are described in the annex.

Timeline

The parties agree upon a timeline for the provision of the deliverables including a beginning and an end as well as milestones.

Change of contract

Both parties can propose at any times changes of the task orders. The consultant informs Manas within 10 days after receipt of the change proposition. Or Manas informs the consultant within 10 days after the receipt of the change. Following is part of the change proposition:

- Effect on Deliverables;
- Change on costs
- Change on deadlines
- Information regarding suspension of task

Manas decides and informs the consultant within 10 days after receipt of the change proposition if it is accepted

Third parties

The consultant is obliged to perform the task. In case the consultant wants to include third parties, it needs written approval of Manas. The consultant is in any case fully responsible for the deliverable as if it was the deliverable of the consultant.

Obligation for executive care

The consultant is obliged to take care for the execution of tasks respecting all of Manas regulations, instructions including industry standard HSE regulations.

Obligation to inform

The consultant documents all services and informs Manas on a regular basis about the status. The consultant informs Manas immediately, if there are any obstacles effecting the timeline, deliverables or costs (not relevant in case of fixed cost arrangement).

Non discloser agreement

The non discloser agreement in the annex is an integral part of this contract and needs to be signed by the consultant and all third parties if any. The consultant is obliged to ensure that all third parties sign the non discloser agreement and the consultant sends it to Manas. The duty for non discloser remains during and after this contract is effective.

Compensation

Coverage

The parties agree upon a compensation as described in the task order. This can be either fixed price arrangement or a time and material arrangement. In case of a time and material arrangement the consultant will inform Manas, when 80% of the defined cost estimate is used up.

Fixed price arrangement

Fixed price arrangements include all services and deliverables excluding expenses. Payment by installments are described within the payment plan in the attached task order.

Time and Material

The parties agree upon a daily rate of US$ 1,400 per day excluding BTW

One day consists of 8.4 working hours. Additional hours worked within one day are covered in the daily rate. In case the working hours of one day are less than 8.4 hours a pro rate invoicing will be made.

Payment terms

All rates are excluding BTW. Additional taxes, insurances, social insurance or other duties are paid by the consultant. No compensation is made by the company for illness, military service, holiday, no additional charges are made for work at weekend, night work etc.

All travel time exceeding 2 hours of travel is fully compensated as working hours.

The consultant writes a monthly invoice, payment is due within 30 days. The invoice includes a list of the days worked and a brief summary of the deliverables.

Expenses

Expenses are covered by Manas. Hotels and Flights are arranged by Manas. Generally economy flights will be used if not arranged otherwise between the parties. Expense regulation of Manas will be applied in all other cases.

Working materials and infrastructure

Working materials such as Computer, Telephone etc. are provided by the consultant. Upon separate agreement between the parties the consultant may use the office infrastructure of Manas.

Rights of deliverables

All deliverables and services and the copyright of these are owned by Manas are to be delivered by the consultant to Manas after the service is provided.

General Regulations

Contract duration and termination

This contract is valid after signing of both parties. This contract or task orders can be terminated within 30 days notice period by both parties. If not defined otherwise, with a termination of this contract all annexes of this contract are terminated as well.

In case of a fixed price agreement a pro rate invoicing of the services delivered up to the termination will be made.

In case of bankruptancy of one of the parties the contract can be terminated immediately.

Assignments

In case of a change of control, Manas may assign all duties and rights of this contract to a third party without written approval of the consultant

Jurisdication

Jurisdication is Zürich, Switzerland.

Place, Date

27/03/2009

„Consultant"

/s/ Peter Mark Vogel

Peter Mark Vogel

Place, Date

Baar, March 26, 2009

„Manas"

/s/ Erik Herlyn

Erik Herlyn

Annex A: Non discloser agreement

Annex B: Template for task orders

MANAS Petroleum Corp.

MANAS Petroleum Corp.
Bahnhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

Annex B: Task order
Task order Nr. 001 of contract as of March 26, 2009

This Task order is part of a consulting frame contract between Manas Petroleum and Peter Mark Vogel.

1. Project Name

- Ad hoc Consultancy on Finance and Auditing matters

2. Description of services:

- Finance and Audit Expertise
- On the job training/technical Manager of new finance Manager
- Regular provision of consultancy upon request/need

3. Place of delivery
tbd

5. Duration of task order

open

7. Key deliverables/deadline
1. Tbd upon tasks
2. ...

8. Key participation of Manas
- *Provision of all necessary information/documents, support upon request*

9. Payment term (please tick)

a. **Fixed price** ☑

b. **Time and material, number of days capped at.......days** ☐

10. Other agreements (if applicable)
Monthly compensation of USD 12.000 per month

6 [handwritten initials]

Place and Date	„Consultant"
27/03/09	/S/ Peter Mark Vogel
	Peter Mark Vogel
Place and Date	„Manas"
27.03.09	/S/ Erik Herlyn
	Erik Herlyn